UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2026

Axe Compute Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

91 43rd Street, Suite 110

Pittsburgh, Pennsylvania 15201

(Address of Principal Executive Offices) (Zip Code)

(412) 432-1500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AGPU	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (?230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (?240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dr. Theodore Zhu and Thorston Dirks to the Board of Directors

On March 3, 2026, Axe Compute Inc. (the “Company”) announced that its board of directors (the “Board”) has appointed Dr. Theodore Zhu and Mr. Thorston Dirks as members of the Board.

Dr. Zhu, has served as the Founder and Chairman of Iotelligent Technology since 2011, where he focuses on developing neural network–based solutions for mobile Internet-of-Things applications. Dr. Zhu previously served as President and Chief Operating Officer of Celestial Semiconductor, where he led the turnaround of the fabless semiconductor and software company and oversaw its sale to Cavium Networks for $55 million in 2011. Earlier in his career, Dr. Zhu co-founded Jazz Semiconductor and served in several senior roles including Chief Marketing Officer, Vice President of Worldwide Sales, and China Operations, helping grow revenue significantly and playing a key role in the company’s IPO and subsequent sale to Acquicor Technology. Dr. Zhu has also held senior leadership and technical roles at BitShield Corporation, Conexant Systems, Honeywell, and Motorola, and later served in academia as an Assistant Professor of Physics at Brown University. Dr. Zhu holds a Ph.D. in Solid State Physics from Purdue University and a B.S. in Physics from Shanghai Jiao Tong University, and is the author of numerous scientific publications and holder of more than 85 U.S. patents.

Mr. Dirks, is a seasoned international executive with nineteen years of board-level experience, including approximately fifteen years serving as Chief Executive Officer. Mr. Dirks has held senior leadership positions across the telecommunications and aviation industries, including Chief Executive Officer of E-Plus Group, Chief Executive Officer of Telefónica Deutschland, and Chief Executive Officer of Deutsche Glasfaser, an EQT portfolio company. He has also served as an Executive Board Member of Deutsche Lufthansa AG and KPN N.V., and as a member of the Group Executive Committee of Telefónica S.A.. Earlier in his career, Mr. Dirks held executive roles including Chief Technical Officer and Chief Operating Officer at KPN Mobile International and served as President of the BitKom. He is also a former officer in the German Air Force and has extensive experience in corporate transformation, mergers and acquisitions, post-merger integration, digitalization strategy, governance and compliance, and crisis management.

There are no family relationships between Dr. Zhu or Mr. Dirks and any director or executive officer of the Company, respectively.

The compensation arrangements for the Company’s newly appointed directors will be substantially consistent with the Company’s Director’s Compensation as disclosed in the Company’s most recent Definitive Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXE COMPUTE INC.
Date: March 9, 2026	By:	/s/ Chris Miglino
Name: Chris Miglino Title: Chief Executive Officer